EXHIBIT 10.3

ASSET PURCHASE AGREEMENT

BETWEEN

DVARAKA MARKETING, LLC,
a California Limited Liability Company
AS BUYER

AND

BITZIO, INC
A Delaware corporation,
AS SELLER

DATED AS OF August 31, 2012

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of August 31, 2012, by and between Dvaraka Marketing, LLC, a California limited liability company (“Buyer”), and Bitzio, Inc., a Delaware corporation (collectively the “Seller”).

RECITALS

A.
Seller owns and operates certain business related to an informational product known as The App Code (“TAC”); and Seller owns and operates certain business related to a platform that allows users to create mobile applications (“Everyone Apps” or “EA”).  TAC and EA are collectively referred to herein as the “Business.”

B.	Seller desires to sell all assets related to TAC and EA, free of any and all encumbrances and liabilities.

C.	Buyerdesires to acquire all TAC and EA assets, free of any and all encumbrances and liabilities.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1   Definitions.  The following terms, as used herein, have the following meanings:

“Acquisition Assets” shall have the meaning set forth in Section 2.1.

“Agreement” means this Asset Purchase Agreement.

“Business” shall have the meaning set forth in Recital A.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in San Diego County, California are authorized or required by law to close.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

“Buyer” shall have the meaning set forth in the Preamble.

“Closing” means the consummation of the transactions contemplated by this Agreement.  The date “Closing Date” and place of the Closing are set forth in Section 8.1.

“Government Entity” means any Federal, state, local or foreign government, authority, agency, department, bureau, commission, court or other body, officer, instrumentality or entity, and any arbitrator with authority to bind a party at law.

“Intellectual Property” shall mean patents, trademarks, copyrights, trade dress, trade secrets and other confidential information.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Laws” shall have the meaning set forth in Section 3.4.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, the Seller shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement or security interest relating to such asset.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including without limitation a Government Entity.

“Purchase Price” shall have the meaning set forth in Section 2.4.

“Seller” shall have the meaning set forth in the Preamble.

“Tax” shall mean any and all taxes, charges, fees, levies or assessments payable to any Governmental Entity including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, worker’s compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind and (iii) interest, penalties and additions to tax imposed with respect thereto.

ARTICLE II
PURCHASE AND SALE OF ASSETS

2.1           Assets to be Conveyed.  Upon the terms and subject to the conditions of this Agreement, Seller agrees, at the Closing, to sell to Buyer and Buyer agrees to purchase, for the consideration set forth in Section 2.4, all right, title and interest of Seller in and to (collectively, the “Acquisition Assets”):

(a)           All Intellectual Property rights, including, without limitation, rights to the name THE APP CODE and variations thereof; EVERYONE APPS, and variations thereof, and all other common law, unregistered service and trademarks owned by Seller and used in connection with the Business;

(b)           All goodwill of the Business represented in the trade names, marks, domain names, phone numbers and otherwise, to the extent such items exist;

(c)           The assets identified on the attached Exhibit B;

(e)           All domain names and related websites currently owned, operated, and/or registered to the Seller related to the Business.  The transferred rights shall include: internet traffic to such website; copyrights to web pages, page layouts, graphics, online forms, search engines, and banner advertisements used at such website; and, all registered or unregistered trademarks and service marks associated with any such domain name and/or website.  A list of all domain names and websites is attached as Exhibit C;

2.3           Debt, Obligations, or Liabilities

2.3.1        Not Assumed.  It is expressly understood and agreed that Buyer is not assuming and shall not be liable for any liability related to TAC or EA.  The Acquisition Assets shall be free of all liabilities and encumbrances. Seller agrees to pay, perform and discharge any such liability.

2.4           Purchase Price.  The purchase price consideration shall be the terms of the Agreement dated August 31, 2012 and the Settlement Agreement attached thereto.

2.5           Proration of Collections.

(a)           Any collections, payments or reimbursements which the Buyer received after the Closing for sales from orders placed on or prior to the Closing, shall be the property of Seller, and shall be promptly paid over to the Seller by the Buyer.

(b)           Except for the amounts to be turned over to Seller under (a) above, all other amounts received by Buyer after the Closing for product sales shall belong to Buyer.

2.6           Sales and Transfer Taxes.   All applicable sales, value added, transfer, documentary, use filing and other similar taxes and fees that may be levied on the sale, assignment, transfer or delivery of the Acquisition Assets to Buyer as contemplated hereunder, shall be paid by the party from whom it is assessed.  Seller shall, at its own expense, file all necessary returns and other documentation with respect to all such sales or transfer taxes and, if required by applicable law, Buyer shall join the execution of such returns or other documents.  Any decision as to value shall be determined by Buyer in its sole discretion, as it is the intent of the parties that the Buyer receive the most favorable tax treatment available to the Buyer.

ARTICLE III
REPRESENTATIONS  AND WARRANTIES OF SELLER

Bitzio represents and warrant to Buyer that:

3.1           Organization; Qualification:  Bitzio, is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own and dispose of all of its properties and assets, including the Acquisition Assets.

3.2           Authority Relative to this Agreement.  Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery by Seller of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary individuals on the part of Seller and no other proceedings on the part of Seller will be necessary thereto.  This Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

3.3           Consents and Approvals.  Seller expressly represents that there is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any Person, including any Governmental Entity, as a condition to the execution and delivery by Seller of this Agreement or the lawful consummation of the transactions contemplated by this Agreement, specifically including the sale of the customer list, name and goodwill of the business and certain of its tangible assets.

3.4           Non-Contravention.   Neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate, conflict with, result in a breach of, result in or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Acquisition Assets under any of the terms, conditions or provisions of (i) the Articles or Bylaws of Seller (ii) any other note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which any of the Acquisition Assets may be subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers of consents have been or will be obtained by Seller prior to the Closing or the obtaining of which has been waived by Buyer, or (iii) any order, writ, judgment, injunction, decree, citation, award, ruling, law, statute, rule or regulation (individually a “Law” and collectively, “Laws”) applicable to Seller, any of the Acquisition Assets, or the Business.

3.5           Compliance with Laws.  To Seller’s knowledge, Seller has operated the Business in compliance in all material respects with all applicable Laws including, without limitation, those related to unfair competition and trade matters, civil rights, public health and safety, worker health and safety and labors and nondiscrimination. Seller has not received any written notice alleging noncompliance with any Law.

3.6           Litigation.

(a)           Seller has not received written notice of the filing or commencement of (including, without limitation, service of process with respect to) any actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to Seller’s knowledge, threatened against or affecting Seller or which relate or may affect Acquisition Assets, whether at law or in equity and whether civil or criminal in nature, before any Governmental Entity, nor are there any valid and binding judgments, decrees or orders of any Governmental Entity outstanding against or affecting Seller or which relate to or may affect the Acquisition Assets, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated by, or fulfillment of any of the conditions of, this Agreement. There are no unsatisfied valid and binding judgments of record relating to or affecting the Acquisition Assets or the Business that have not been disclosed to Buyer, and of which Buyer is unaware.

(b)           Seller has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, or any other similar law of any jurisdiction.

3.7           Title to and Condition of Properties.

(a)           Seller has, and will transfer to Buyer at Closing, good and marketable title to the Acquisition Assets free and clear of any Liens or rights of others.  Buyer shall be given physical custody of all property included in the Acquisition Assets at Closing.

(b)           The Acquisition Assets are being sold AS IS, and without any warranties.

3.8           Finders.  No broker or finder is entitled to any fee or commission from the Seller for services rendered on behalf of Seller in connection with the transactions contemplated by this Agreement.

3.10           Taxes.

(a)    Seller has filed or cause to be filed on a timely basis all Tax returns and any other filings in respect of Taxes that are or were required to be filed by or with respect to it during the period that Seller owned or reported the income of the Business, either separately or as a member of a group of corporations, with respect to taxable periods (or any portion thereof) ending on or prior to the Closing Date pursuant to applicable legal requirements; (ii) all such Tax returns and other filings were correct and complete in all material respects; (iii) Seller has paid, or made provision for payment of, all Taxes that have or may have become due pursuant to those Tax returns and other filings, or pursuant to any assessment received by Seller or its business and any other Taxes due and payable by it for all tax periods (or any portion thereof) ending on or prior to the Closing Date; (iv) no claim has ever been made by an authority in a jurisdiction where Seller does not file Tax returns that it is or may be subject to taxation by that jurisdiction; and (v) there are no Liens for Taxes upon the Acquisition Assets.

(b)           That there is no dispute or claim concerning any Tax liability of Seller either (i) claimed raised by any authority in writing or (ii) as to which any of Seller and the directors and officers (and employees responsible for Tax matters) of Seller has actual knowledge after reasonable investigation.

(c)           Seller has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

3.11           Full Disclosure. To Seller’s knowledge, none of the representations and warranties of Seller made in this Agreement, any exhibit or schedule attached to this Agreement, or any certificate delivered by or on behalf of Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.12           “AS IS” Transaction.  The Buyer hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement, the Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Business or the Acquisition Assets (including, without limitation, income to be derived or expenses to be incurred in connection with the Acquisition Assets, the value or transferability of the Acquisition Assets (or any portion thereof), the merchantability or fitness of the Acquisition Assets (or any portion thereof for any particular purpose, or any other matter or thing relating to the Business or the Acquisition Assets or any portion thereof).  Without in any way limiting the foregoing, the Seller hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Acquisition Assets.  The Buyer further acknowledges that the Buyer has full knowledge of all such other matters relating to or affecting the Acquisition Assets as the Buyer deemed necessary or appropriate and that in proceeding with its acquisition of the Acquisition Assets, the Buyer is doing so based solely upon such knowledge. Accordingly, the Buyer accepts the Acquisition Assets at the Closing “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.”

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

4.1           Organization; Qualification:  Buyer, Dvaraka Marketing, LLC, duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own all of its properties and assets, and carry on its business as proposed to be conducted.

4.2           Authority Relative to this Agreement.  Buyer has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery by Buyer of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer will be necessary thereto.  This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

4.3           Consents and Approvals.  There is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any Governmental Entity as a condition to the execution and delivery by Buyer of this Agreement or the lawful consummation of the transactions contemplated by this Agreement.  There is no requirement that any party to any agreement to which Buyer is a party consent to the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

4.4           Non-Contravention.   The execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not violate, conflict with, result in a breach of, result in or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets of Buyer under any of the terms, conditions or provisions of (a) the Articles of Incorporation or Bylaws of Buyer (b) any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which Buyer is a party or to which Buyer or any of its assets may be subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers of consents have been or will be obtained by Buyer prior to the Closing or the obtaining of which has been waived by Seller, or (c) any Law applicable to Buyer or any of its assets.

4.5   Broker’s or Finder’s Fees.  Neither the Buyer nor any affiliate of the Buyer has authorized any person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such person to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement, except where any fee or payment due such persons would be solely the obligation of the Buyer.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1           Allocation of Purchase Price.  Seller and Buyer agree that in reporting the transaction contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code, they will cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder.  The parties agree not to take positions on their respective income tax filings that are inconsistent with the intent set forth in Section 2.6.

5.2           Bulk Sales Laws.  Seller will indemnify and hold harmless Buyer pursuant to Article IX from and against any and all claims made by creditors of Seller relating to provisions of the “bulk sales laws” of any state or other jurisdiction which may be applicable to the transactions contemplated by this Agreement and from all costs (including reasonable attorney’s fees) incurred in the defense of any claims made under such laws.

5.3           Materials and Correspondence Received After Closing. Following the Closing, Seller promptly shall deliver to Buyer all future orders, mail, email, and other communications it receives relating to the Acquisition Assets or the Business.  Seller agrees to refer any and all inquiries by or from any past, present, or prospective customers relating to the Business, to Buyer.  Seller also agrees, on the Closing Date, to switch all phone numbers, mailing addresses, shipping addresses, web site, client lists, good will and trade names to Buyer.

5.4           Efforts to Consummate.  Subject to the terms and conditions herein provided, Seller shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by this Agreement including, without limitation, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it by this Agreement.  Seller shall cooperate with Buyer in assisting it to comply with the provisions of this Section.

5.5           Further Assurances.  Each party shall, at the request of the other party, at or after the Closing, without further consideration and at such requesting party’s expense, promptly execute and deliver such additional documents as that parties may reasonably deem necessary or desirable in order to consummate more effectively the transactions contemplated by the Agreement.

5.6           Employee Matters.

(a)           General. Seller shall be solely responsible for all obligations with respect to all of the employees and Staff of the Business relating to the period through and including the Closing Date, including without limitation, all severance pay, workers’ compensation and unemployment insurance, and all Federal, state and local tax withholdings and other social and employment benefits through and including the Closing Date.  Seller agrees to assume total responsibility for any claims, obligations or benefits whatsoever under any plans or agreements relating to Seller’s employees, including any fiduciary or administrative responsibility to account for or dispose of any such benefits.  Seller shall comply in all respects with the “Workers Adjustment Retraining and Notification Act” to the extent applicable.

5.7           Maintenance of Business, No Creation of Liens.  Seller covenants and agrees that prior to the Closing Date, it shall (i) comply in all material respects with all Laws applicable to it and the Business; (ii) promptly notify Buyer of any event occurring after the date of execution of this Agreement which causes or is reasonably expected to cause any representation or warranty in this Agreement to be incorrect or incomplete.

5.9          Negative Covenants.  Seller covenants and agrees that, prior to the Closing, Seller shall not do any of the following without the prior written consent of Buyer, which shall not be unreasonably withheld, conditional or delayed:

(a)           Sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of the Acquisition Assets, including the disposition of assets held for resale or lease in the ordinary course of business;

(b)           Create or suffer to exist any Lien on any of the Acquisition Assets; or

(c)           Undertake any action outside the ordinary course of its business.

ARTICLE VI
BUYER COVENANTS

6.1           Efforts to Consummate.  Subject to the terms and conditions herein provided, Buyer shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as practicable, the transactions contemplated by this Agreement including, without limitation, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it by this Agreement.  Buyer shall cooperate fully with Seller to the extent it is required to perform any actions under this Section.

6.3           Further Assurances.  Buyer shall, at the request of Seller, at or after the Closing, without further consideration and at Seller’s expense, promptly execute and deliver such additional documents as Seller may reasonably deem necessary or desirable in order to consummate more effectively the transactions contemplated by this Agreement.  In addition, Buyer shall grant Seller access upon reasonable advanced written notice and during regular business hours to the customer files transferred to Buyer pursuant to this Agreement, or copies thereof, to the extent Seller needs to review such files to satisfy reporting requirements or other business purposes.

ARTICLES VII
CONDITIONS TO CLOSING

7.1           Conditions to Obligations of Buyer.  The obligations of the Buyer to consummate the Closing is subject to the following conditions:

(a)           No default or breach of any covenants by Seller.

7.2           Conditions to Obligations of Seller. The obligations of the Seller to consummate the Closing is subject to the following conditions:

(a)           No default or breach of any covenants by Buyer.

(b)   All representations and warranties of Seller contained in this Agreement were true and correct when given and are true and correct as of the Closing Date; and

ARTICLE VIII
CLOSING

8.1           Time and Place of Closing.  The Closing shall take place concurrently with the execution and delivery hereof, and the Closing shall take place not later than 5:00 p.m., P.S.T.  on August 31 1, 2012, at the offices of Seller or at such other earlier time, date and place as the parties shall agree.  If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective as of 11:59 p.m. on the date that the Closing takes place.

8.2           Deliveries by Seller. Within seven calendar days after Closing, Seller shall deliver to Buyer all Acquisition Assets.  Any cost associated with the transfer of the Acquisition Assets shall be born by Buyer.

8.3           Deliveries by Buyer.  At the Closing Buyer shall deliver to Seller the agreements set forth in Section 2.4, and any documents as Seller may reasonably request (in the form satisfactory to Seller) to the extent necessary to implement the terms and conditions of this Agreement.

8.4           Risk of Loss.  Risk of loss for the Acquisition Assets shall remain with the Seller until Closing, at which time it shall pass to Buyer.

ARTICLE XI
GENERAL PROVISIONS

10.1         Notices.  All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed duly given (a) one Business Day after delivery, if delivered personally, (b) four Business Days after posting, if mailed by registered or certified first class air mail (return receipt requested) or (c) one Business Day after dispatch if sent by telex or telefax (with an answer back from the receiving party and a confirmatory mailing as provided in (b) by the sender) or by email (provided no email return to sender message is returned to the sender) to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

To the Dvaraka and Shah:	8605 Santa Monica Blvd.
Suite 57149
Los Angeles California, 90069

To Bitzio:	Bitzio, Inc.
548 Market Street, Suite 18224
San Francisco, California 94104

Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice in accordance with the foregoing provisions.

10.2         Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Unless the context otherwise required are used herein, words in the singular shall include words in the plural and vice versa, words in one gender shall include words in the other gender.  Time is of the essence in this Agreement.

10.3         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.4         Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

10.5         Entire Agreement.  This Agreement, including all exhibits and schedules constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the transactions contemplated by this Agreement.  There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated by this Agreement other than those expressly set forth herein.

10.6         Modification. No modification to this Agreement will be effective unless assented to in writing by the party to be charged.

10.7         Governing Law. This Agreement and the relationship between the parties shall be governed in all respects by the laws of the State of California without regard to its laws or regulations relating to conflicts of laws. Both parties expressly consent to the jurisdiction of the courts in the County of San Diego, City of San Diego, relative to any dispute arising out of this Agreement.

10.8         Benefits.  This Agreement is not intended to and shall not confer upon any other Person, other than the parties respective heirs and legal representatives, any rights or remedies with respect to the subject matter hereof.

10.9        Severability.  If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.  To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable.

10.10       Relationship of the Parties.  Nothing in this Agreement shall be deemed to constitute a partnership, joint venture or other form of entity.

10.11       Preparation of Agreement.  It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself of same and chose not to at its own peril.  In light of these facts, it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

10.12       Cooperation.  Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

10.13       Waiver.  No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

10.14       Remedies Cumulative.  The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

10.15       Attorneys' fees and costs.  If any party institutes or should the parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the prevailing party in any such action or proceeding, whether or not such action or proceeding proceeds to final judgment or determination, shall be entitled to receive from the non- prevailing party as a cost of suit, and not as damages, all costs and expenses of prosecuting or defending the action or proceeding, as the case may be, including, without limitation, reasonable attorneys' and other fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

DVARAKA MARKETING, LLC.	BITZIO, INC.
a California limited liability company	a Delaware corporation

By:	By:
Amish Shah, CEO	William Schonbrun, CEO

Form of Assignment for Intellectual Property

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF SAN DIEGO	)

ASSIGNMENT AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,  the undersigned owner ("ASSIGNOR"), hereby assigns to Dvaraka Marketing, LLC, a California limited liability company ("ASSIGNEE"), any and all right, title and interest to all other copyrights, copyright registrations, and copyrightable subject matter, including reproduction rights, which ASSIGNOR has in the artwork identified in Exhibit 1 whether reduced to tangible form or not (all such matter is collectively referred to herein as “WORKS”), together with any and all causes of action accrued in ASSIGNOR’S favor, for infringement of any of the rights in the WORKS, to ASSIGNEE,  its  successors  and  assigns  for  and  during  the  existence  of  any  copyrights,  and  all  renewals  and extensions of them.

This assignment shall supersede all previous agreements with respect to the ownership and use of the WORKS.

ASSIGNOR

Signature

Printed Name/Title

Sworn and subscribed before me this ____________ day of ______________________ , 2012, by

_________________________________ .

_________________________________
Notary in and for said County and State

P

Trademark Assignment	United States of America

This Assignment is made this August 31, 2012, BETWEEN Bitzio, Inc. a corporation organized and existing under the laws of Delaware (the "Assignor") and

Dvaraka Marketing, LLC. a limited liability company organized and existing under the laws of California (the "Assignee").

WHEREAS Assignor has adopted, used and is using the trademarks and domain names as set out in the schedule below; and

WHEREAS Assignee is desirous of acquiring said trademarks and domain names:

NOW THEREFORE, in consideration of and in exchange for good and valuable consideration, receipt of which is hereby acknowledged, said Assignor does hereby assign unto said Assignee all rights, title and interest in and to the trademarks and domain names, together with the goodwill of the business symbolized by the trademarks.

THE SCHEDULE above referred to

Trademark	Trademark Status
THE APP CODE	Common law rights
EVERYONE APPS	Common law rights

IN WITNESS WHEREOF, the Assignor has executed this document in accordance with its constitutions

____________________________
By:
Position:

Q